Exhibit 99.1

NEWS RELEASE

Westell Delivers Profitability and Revenue Growth for Fiscal 2Q18
Sequential revenue growth and strong gross margin drive
positive operating profit and net income
AURORA, IL, November 1, 2017 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, announced results for its fiscal 2018 second quarter ended September 30, 2017 (2Q18). Management will host a conference call to discuss financial and business results tomorrow, Thursday, November 2, 2017, at 9:30 AM Eastern Time (details below).
Revenue was $17.2 million, the third consecutive quarter of sequential growth, and comprised $7.9 million from the In-Building Wireless (IBW) segment, $4.7 million from the Intelligent Site Management and Services (ISMS) segment, and $4.6 million from the Communication Network Solutions (CNS) segment.

Westell’s President and Chief Executive Officer Matthew B. Brady stated, “Positive GAAP earnings and a greater than twofold sequential improvement of non-GAAP earnings were driven by revenue growth, a healthy gross margin, and continued expense management. Revenue highlights included the best IBW results since the December 2015 quarter, sequential ISMS growth, and solid CNS performance.”

	2Q18 3 months ended 9/30/17	1Q18 3 months ended 6/30/17	+ favorable / - unfavorable
Revenue	$17.2M	$16.6M	+$0.6M
Gross Margin	42.2%	40.8%	+1.4%
Operating Expenses	$7.2M	$7.4M	+$0.2M
Net Income (Loss)	$0.7M	($0.6M)	+$1.3M
Earnings (Loss) Per Share	$0.05	($0.04)	+$0.09
Non-GAAP Operating Expenses (1)	$5.7M	$6.0M	+$0.3M
Non-GAAP Net Income (1)	$1.7M	$0.8M	+$0.9M
Non-GAAP Earnings Per Share (1)	$0.11	$0.05	+$0.06
Non-GAAP Adjusted EBITDA (1)	$1.8M	$1.0M	+$0.8M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.

“In fiscal 2Q18, IBW achieved record revenue levels for the Universal DAS Interface Tray (UDIT) product line, as well as for our passive system components, which we sell for both commercial and public safety deployments,” Brady added. “Moving forward, we are focused on gaining further traction in the IBW public safety market, the evolving Centralized Radio Access Network (CRAN) architecture for our ISMS and CNS solutions, and new opportunities that can deliver consistent and profitable revenue growth.”

Cash and short-term investments were $24.2 million at September 30, 2017, compared to $23.7 million at June 30, 2017. Efficiencies in inventory management contributed to the $0.7 million of positive operating cash flow. This was partly offset by $0.2 million of cash used for share repurchases and capital expenditures.
In-Building Wireless (IBW) Segment
IBW’s sequential revenue increase was driven by record quarterly sales of UDIT and passive system components. IBW’s segment gross margin increase was driven primarily by the increased revenue and an improved cost structure.

	2Q18 3 months ended 9/30/17	1Q18 3 months ended 6/30/17	+ favorable / - unfavorable
IBW Segment Revenue	$7.9M	$7.0M	+$0.9M
IBW Segment Gross Margin	46.1%	43.3%	+2.8%
IBW Segment R&D Expense	$1.4M	$1.5M	+$0.1M
IBW Segment Profit	$2.2M	$1.6M	+$0.6M
Intelligent Site Management & Services (ISMS) Segment
ISMS’s sequential revenue increase was driven primarily by increased sales of Remote units. ISMS’s segment gross margin decrease was primarily due to a less favorable mix.

	2Q18 3 months ended 9/30/17	1Q18 3 months ended 6/30/17	+ favorable / - unfavorable
ISMS Segment Revenue	$4.7M	$4.1M	+$0.6M
ISMS Segment Gross Margin	46.9%	51.5%	-4.6%
ISMS Segment R&D Expense	$0.5M	$0.6M	+$0.1M
ISMS Segment Profit	$1.7M	$1.6M	+$0.1M
Communication Network Solutions (CNS) Segment
CNS’s sequential revenue decrease was primarily driven by lower sales of Integrated Cabinets. CNS’s gross margin increase was primarily due to a more favorable mix.

	2Q18 3 months ended 9/30/17	1Q18 3 months ended 6/30/17	+ favorable / - unfavorable
CNS Segment Revenue	$4.6M	$5.5M	-$0.9M
CNS Segment Gross Margin	30.7%	29.6%	+1.1%
CNS Segment R&D Expense	$0.2M	$0.2M	$—
CNS Segment Profit	$1.2M	$1.4M	-$0.2M

Conference Call Information
Management will discuss financial and business results during the quarterly conference call on Thursday, November 2, 2017, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on November 2, 2017, by calling 888-206-4073 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 45830387.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://ir.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 1:00 PM Eastern Time following the conclusion of the conference.
About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2017, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended					Six months ended
	September 30,		June 30,	September 30,		September 30,		September 30,
	2017		2017	2016		2017		2016
Revenue:
Products	$16,097		$15,545	$15,881		$31,642		$29,494
Services	1,135		1,029	1,899		2,164		3,102
Total revenue	17,232		16,574	17,780		$33,806		$32,596
Cost of revenue:
Products	9,522		9,424	10,380		18,946		19,981
Services	435		383	1,033		818		1,683
Total cost of revenue	9,957		9,807	11,413		19,764		21,664
Gross profit	7,275		6,767	6,367		14,042		10,932
Gross margin	42.2%		40.8%	35.8%		41.5%		33.5%
Operating expenses:
R&D	2,205		2,276	3,327		4,481		7,604
Sales and marketing	1,992		2,336	2,896		4,328		6,277
General and administrative	1,809		1,711	2,218		3,520		4,563
Intangible amortization	1,048		1,047	1,201		2,095		2,401
Restructuring	165	(1)	—	2,601	(2)	165	(1)	2,565	(2)
Long-lived assets impairment	—		—	—		—		1,181	(3)
Total operating expenses	7,219		7,370	12,243		14,589		24,591
Operating profit (loss)	56		(603)	(5,876)		(547)		(13,659)
Other income, net	677	(4)	43	74		720	(4)	91
Income (loss) before income taxes	733		(560)	(5,802)		173		(13,568)
Income tax expense	(13)		(12)	(8)		(25)		(10)
Net income (loss)	$720		$(572)	$(5,810)		$148		$(13,578)

Net income (loss) per share:
Basic net income (loss)	$0.05		$(0.04)	$(0.38)	(5)	$0.01		$(0.89)	(5)
Diluted net income (loss)	$0.05		$(0.04)	$(0.38)	(5)	$0.01		$(0.89)	(5)
Weighted-average number of common shares outstanding:
Basic	15,461		15,481	15,299	(5)	15,471		15,277	(5)
Diluted	15,672		15,481	15,299	(5)	15,638		15,277	(5)

(1)	2Q18 restructuring expense related to severance costs for terminated employees.

(2)	The Company recorded restructuring expense primarily relating to abandonment of excess office space at its headquarters and in New Hampshire, and severance costs for terminated employees.

(3)	1Q17 non-cash impairment related to long-lived assets associated with the discontinuation of ClearLink DAS.

(4)
During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of a cumulative translation adjustment.

(5)	All common stock, equity, share and per share amounts have been retroactively adjusted to reflect a one-for-four reverse stock split which was effective June 7, 2017.

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	September 30, 2017 (Unaudited)	March 31, 2017
Assets
Cash and cash equivalents	$19,200	$21,778
Short-term investments	5,011	—
Accounts receivable, net	11,038	12,075
Inventories	9,983	12,511
Prepaid expenses and other current assets	1,034	1,409
Total current assets	46,266	47,773
Land, property and equipment, net	1,798	1,984
Intangible assets, net	13,529	15,624
Other non-current assets	87	160
Total assets	$61,680	$65,541
Liabilities and Stockholders’ Equity
Accounts payable	$3,210	$4,163
Accrued expenses	3,823	4,273
Accrued restructuring	415	1,171
Deferred revenue	1,055	2,359
Total current liabilities	8,503	11,966
Deferred revenue non-current	929	1,102
Accrued restructuring non-current	—	63
Other non-current liabilities	317	236
Total liabilities	9,749	13,367
Total stockholders’ equity	51,931	52,174
Total liabilities and stockholders’ equity	$61,680	$65,541

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2017		2017		2016
Cash flows from operating activities:
Net income (loss)	$720		$148		$(13,578)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	1,249		2,526		3,230
Long-lived assets impairment	—		—		1,181	(1)
Stock-based compensation	342		672		1,093
Loss on sale of fixed assets	8		8		11
Restructuring	165		165		2,565
Deferred taxes	(7)		—		14
Gain on disposal of foreign operations	(608)	(2)	(608)	(2)	—
Exchange rate loss (gain)	(2)		(6)		—
Changes in assets and liabilities:
Accounts receivable	(723)		1,025		2,722
Inventory	2,207		2,528		820
Accounts payable and accrued expenses	(2,269)		(2,082)		(4,800)
Accrued compensation	183		(224)		(1,109)
Deferred revenue	(800)		(1,477)		(131)
Prepaid expenses and other current assets	147		375		(23)
Other assets	66		73		15
Net cash provided by (used in) operating activities	678		3,123		(7,990)
Cash flows from investing activities:
Net maturity (purchase) of short-term investments	(5,011)		(5,011)		10,555
Purchases of property and equipment, net	(99)		(254)		(498)
Net cash provided by (used in) investing activities	(5,110)		(5,265)		10,057
Cash flows from financing activities:
Purchase of treasury stock	(82)		(456)		(141)
Payment of contingent consideration	—		—		(175)
Net cash provided by (used in) financing activities	(82)		(456)		(316)
Gain (loss) of exchange rate changes on cash	26		20		(3)
Net increase (decrease) in cash and cash equivalents	(4,488)		(2,578)		1,748
Cash and cash equivalents, beginning of period	23,688		21,778		19,169
Cash and cash equivalents, end of period	$19,200	(3)	$19,200	(3)	$20,917

(1) 1Q17 non-cash impairment related to long-lived assets associated with the discontinuation of ClearLink DAS.
(2) During the quarter ended September 30, 2017, the Company dissolved the NoranTel legal entity which triggered a one-time $0.6 million foreign currency gain with the reversal of a cumulative translation adjustment.
(3) As of September 30, 2017, the Company has $5.0 million of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended September 30, 2017				Three months ended June 30, 2017
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Total revenue	$7,919	$4,730	$4,583	$17,232	$6,956	$4,130	$5,488	$16,574
Gross profit	3,650	2,219	1,406	7,275	3,014	2,126	1,627	6,767
Gross margin	46.1%	46.9%	30.7%	42.2%	43.3%	51.5%	29.6%	40.8%
R&D expenses	1,443	523	239	2,205	1,463	565	248	2,276
Segment profit	$2,207	$1,696	$1,167	$5,070	$1,551	$1,561	$1,379	$4,491

Year-over-Year Quarter Comparison

	Three months ended September 30, 2017				Three months ended September 30, 2016
	IBW	ISMS	CNS	Total	IBW	ISMS	CNS	Total
Total revenue	$7,919	$4,730	$4,583	$17,232	$6,644	$5,109	$6,027	$17,780
Gross profit	3,650	2,219	1,406	7,275	2,233	2,407	1,727	6,367
Gross margin (1)	46.1%	46.9%	30.7%	42.2%	33.6%	47.1%	28.7%	35.8%
R&D expenses	1,443	523	239	2,205	1,594	1,237	496	3,327
Segment profit	$2,207	$1,696	$1,167	$5,070	$639	$1,170	$1,231	$3,040

Reconciliation of GAAP to non-GAAP IBW Segment Gross Margin

	Three months ended September 30, 2017			Three months ended June 30, 2017			Three months ended September 30, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$7,919	$3,650	46.1%	$6,956	$3,014	43.3%	$6,644	$2,233	33.6%
ClearLink DAS E&O (1)	—	—		—	—		—	192
Stock-based compensation (2)	—	(2)		—	8		—	2
Non-GAAP - IBW segment	$7,919	$3,648	46.1%	$6,956	$3,022	43.4%	$6,644	$2,427	36.5%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

	Six months ended September 30, 2017			Six months ended September 30, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - IBW segment	$14,875	$6,664	44.8%	$12,765	$3,227	25.3%
ClearLink DAS E&O (1)	—	—		—	1,581
Stock-based compensation (2)	—	6		—	5
Non-GAAP - IBW segment	$14,875	$6,670	44.8%	$12,765	$4,813	37.7%
(1) Excess and Obsolete inventory charges on ClearLink DAS inventory and firm purchase commitments.
(2) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended September 30, 2017			Three months ended June 30, 2017			Three months ended September 30, 2016
	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin	Revenue	Gross Profit	Gross Margin
GAAP - Consolidated	$17,232	$7,275	42.2%	$16,574	6,767	40.8%	$17,780	$6,367	35.8%
Deferred revenue adjustment (1)	—	—		—	—		63	63
ClearLink DAS E&O (2)	—	—		—	—		—	192
Stock-based compensation (3)	—	(3)		—	25		—	8
Non-GAAP - Consolidated	$17,232	$7,272	42.2%	$16,574	$6,792	41.0%	$17,843	$6,630	37.2%

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
GAAP consolidated operating expenses	$7,219	$7,370	$12,243	$14,589	$24,591
Adjustments:
Stock-based compensation (3)	(345)	(305)	(679)	(650)	(1,079)
Long-lived asset impairment (4)	—	—	—	—	(1,181)
Amortization of intangibles (5)	(1,048)	(1,047)	(1,201)	(2,095)	(2,401)
Restructuring, separation, and transition (6)	(165)	—	(2,601)	(165)	(2,565)
Total adjustments	(1,558)	(1,352)	(4,481)	(2,910)	(7,226)
Non-GAAP consolidated operating expenses	$5,661	$6,018	$7,762	$11,679	$17,365

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
GAAP consolidated net income (loss)	$720	$(572)	$(5,810)	$148	$(13,578)
Less:
Income tax benefit (expense)	(13)	(12)	(8)	(25)	(10)
Other income, net	677	43	74	720	91
GAAP consolidated operating profit (loss)	$56	$(603)	$(5,876)	$(547)	$(13,659)
Adjustments:
Deferred revenue adjustment (1)	—	—	63	—	126
ClearLink DAS E&O (2)	—	—	192	—	1,581
Stock-based compensation (3)	342	330	687	672	1,093
Long-lived asset impairment (4)	—	—	—	—	1,181
Amortization of intangibles (5)	1,048	1,047	1,201	2,095	2,401
Restructuring, separation, and transition (6)	165	—	2,601	165	2,565
Total adjustments	1,555	1,377	4,744	2,932	8,947
Non-GAAP consolidated operating profit (loss)	$1,611	$774	$(1,132)	$2,385	$(4,712)
Depreciation	201	230	444	431	829
Non-GAAP consolidated Adjusted EBITDA (7)	$1,812	$1,004	$(688)	$2,816	$(3,883)

	Three months ended			Six months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
GAAP consolidated net income (loss)	$720	$(572)	$(5,810)	$148	$(13,578)
Adjustments:
Deferred revenue adjustment (1)	—	—	63	—	126
ClearLink DAS E&O (2)	—	—	192	—	1,581
Stock-based compensation (3)	342	330	687	672	1,093
Long-lived asset impairment (4)	—	—	—	—	1,181
Amortization of intangibles (5)	1,048	1,047	1,201	2,095	2,401
Restructuring, separation, and transition (6)	165	—	2,601	165	2,565
Foreign currency translation adjustment (8)	(608)	—	—	(608)	—
Total adjustments	947	1,377	4,744	2,324	8,947
Non-GAAP consolidated net income (loss)	$1,667	$805	$(1,066)	$2,472	$(4,631)
GAAP consolidated net income (loss) per common share:
Diluted	$0.05	$(0.04)	$(0.38)	$0.01	$(0.89)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$0.11	$0.05	$(0.07)	$0.16	$(0.30)
Average number of common shares outstanding:
Diluted	15,672	15,617	15,299	15,638	15,277
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1)
On April 1, 2013, the Company purchased Kentrox. The acquisition required the step-down on acquired deferred revenue, which resulted in lower revenue that will not recur once those liabilities have fully settled. The adjustment removes the step-down on acquired deferred revenue that was recognized.

(2)
Non-recurring excess and obsolete inventory charges on inventory and firm purchase commitments associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(3)	Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.

(4)	Non-cash impairment related to tangible long-lived assets associated with the previously announced strategic decision related to the discontinuation of ClearLink DAS.

(5)	Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.

(6)
Restructuring expenses are not directly related to the ongoing performance of our fundamental business operations, including costs relating to abandonment of excess office space at our headquarters and in New Hampshire, and severance costs for terminated employees. This adjustment also includes severance benefits related to the departure of certain former executives.

(7)	EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.

(8)	Non-recurring foreign currency translation gain related to the wind-up of the NoranTel legal entity during the quarter ended September 30, 2017.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com